UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2022

WeTrade Group Inc.
(Exact name of Company as specified in charter)

Wyoming	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2022, Mr. Kean Tat Che tendered his resignation as a director and the Chief Financial officer of WeTrade Group Inc. (the “Company”), and Mr. Hung Fai Choi tendered his resignation as a director of the Company, effective November 29, 2022. Neither Mr. Che nor Mr. Choi’s resignation was a result of any disagreement with the Company’s operations, policies or procedures.

On November 29, 2022, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Ms. Annie Huang was appointed as the Chief Financial Officer of the Company, effective November 29, 2022.

The biographical information of Ms. Annie Huang is set forth below:

Ms. Annie Huang has two decades of experience serving as chief financial officers for companies in multiple industries, including convention and exhibition industry, fund management industry and real estate industry. She has also held senior management positions in many companies. She is the Chief Financial Officer of NOVA Group Holding Limited (Shanghai) since November 2018, where she oversees compliance work in public listing and auditing matters. Ms. Huang was the Chief Financial Officer of Shanghai Kaiqi Real Estate Investment Consulting Co. in 2017. She also worked as the deputy chief financial officer of Shanghai Kuailu Investment Group Co. from April 2015 to October 2016. Her responsibilities as a chief financial officer included merge and acquisition activities, capital raising, maintaining effective control of internal financial management protocols, and designing cash flow plan for the companies. She holds a CMA certificate and mutual fund practice certificate. Ms. Huang graduated with a bachelor’s degree in Economy major at Fudan University in 1997.

Ms. Huang does not have a family relationship with any director or executive officer of the Company. She has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Huang entered into an employment agreement with the Company and agreed to receive an annual compensation of $24,000, effective November 29, 2022. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Wetrade Group Inc. and Annie Huang, dated November 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: December 2, 2022	By:	/s/ Pijun Liu
	Name:	Pijun Liu
	Title:	CEO

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